EXHIBIT 10

                              THE TIMKEN COMPANY

                        1996 DEFERRED COMPENSATION PLAN


The Timken Company hereby amends and restates effective as of April 20, 1999, the 1996 Deferred Compensation Plan for the Company, which was established on November 3, 1995. Such Plan provides key executives with the opportunity to defer base salary or incentive compensation payments in cash and in Common shares, in accordance with the provisions of this Plan.

                                 ARTICLE I

                                DEFINITIONS

For the purposes hereof, the following words and phrases shall have the meanings indicated.

          1. "Account" shall mean a bookkeeping account in which Base Salary or Incentive Compensation which is deferred by a Participant shall be recorded and to which dividends, distributions and interest may be credited in accordance with the Plan.

          2. "Base Salary" shall mean the annual fixed or base compensation, payable monthly or otherwise to a Participant.

          3. "Beneficiary" or "Beneficiaries" shall mean the person or persons designated by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant's Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant's Account.
                                      1.
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          4.     "Board" shall mean the Board of Directors of the Company.

          5. "Code" shall mean the Internal Revenue Code of 1986, as amended.

          6.     "Change in Control" shall mean that:

          (i) All or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon con-clusion of the transaction less than 51 percent of the out-standing securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity is owned, directly or indirectly, by the shareholders of the Company generally prior to the trans-action; or

          (ii)   There is a report filed on Schedule 13D or Schedule 14D-1
                 (or any successor schedule, form or report thereto), as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation thereto under the Exchange Act) of securities representing 30 percent or more of the combined voting power of the then-outstanding voting securities of the Company; or

          (iii) The Company shall file a report or proxy statement with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(f) of Schedule 14A thereunder (or any

                                      2.

                 successor schedule, form, report or item thereto) that a change in control of the Company has or may have occurred, or will or may occur in the future, pursuant to any then-existing contract or transaction; or

          (iv) The individuals who constituted the Board at the beginning of any period of two consecutive calendar years cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board still in office who were members of the Board at the beginning of any such period.

          7. "Committee" shall mean the Compensation Committee of the Board or such other Committee as may be authorized by the Board to administer the Plan.

          8. "Common Shares" shall mean shares of common stock without par value of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in
Section 9 of Article II of the Plan.

          9. "Company" shall mean The Timken Company and its successors, including, without limitation, the surviving corporation resulting from any merger or consolidation of The Timken Company with any other corporation or corporations.

          10. "Election Agreement" shall mean an agreement in substantially the form attached hereto as Exhibit A, as modified from time to time by the Company.

          11. "Eligible Associate" shall mean an associate of the Company (or a Subsidiary that has adopted the Plan) who is a participant in the Management Performance Plan of the Company. In the case of associates who are

                                      3.
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residents of the United States, an Eligible Associate shall include only those associates whose position with the Company has a mid-point compensation of at least $100,000 and who is a participant in the Management Performance Plan of the Company. Unless otherwise determined by the Committee, an Eligible Associate shall continue as such until termination of employment.

          12. "Incentive Compensation" shall mean (i) cash incentive compensation earned as an associate pursuant to an incentive compensation plan now in effect or hereafter established by the Company, including, without limitation, the Management Performance Plan, the Long-Term Incentive Plans, and the Post-Tax Savings and Investment Pension Plan Employee Contributions and Match and (ii) incentive compensation payable in the form of Common Shares pursuant to the Long-Term Incentive Plans or any similar plan approved by the Committee for purposes of this Plan.

          13. "Insolvent" shall mean that the Company has become subject to a pending voluntary or involuntary proceeding under the United States Bankruptcy Code or has become unable to pay its debts as they mature.

          14. "Long-Term Incentive Plans" shall mean The Timken Company Long-Term Incentive Plan, The Timken Company 1985 Incentive Plan or other similar long-term incentive plans, all plans as amended from time to time.

          15. "Participant" shall mean any Eligible Associate who has at any time elected to defer the receipt of Base Salary or Incentive Compensation in accordance with the Plan.

                                      4.

          16. "Plan" shall mean this deferred compensation plan, which shall be known as the 1996 Deferred Compensation Plan for The Timken Company.

          17. "Subsidiary" shall mean any corporation, joint venture, partnership, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest and directly or indirectly owns or controls more than 50 percent of the total combined voting or other decision-making power.

          18.    "Year"  shall mean a calendar year.


                                  ARTICLE II

                              ELECTION TO DEFER

          1. Eligibility. An Eligible Associate may elect to defer receipt of all or a specified part of his or her Base Salary or Incentive Compensation for any Year in accordance with Section 2 of this Article. An Eligible Associate's entitlement to defer shall cease with respect to the Year following the Year in which he or she ceases to be an Eligible Associate.

          2. Election to Defer. An Eligible Associate who desires to defer all or part of his or her Base Salary or Incentive Compensation pursuant to this Plan must complete and deliver an Election Agreement to the Director of Compensation and Benefits of the Company prior to the beginning of the first year of service for which such compensation is payable. Notwithstanding the preceding sentence, in the first year in which an individual becomes an Eligible Associate, the individual may deliver an Election Agreement to the Director of Compensation and Benefits of the Company, with respect to compensation for services to be earned subsequent to filing of such Election

                                      5.

Agreement, within 30 days after the individual becomes an Eligible Associate. An Eligible Associate who timely delivers an Election Agreement to the Director of Compensation and Benefits of the Company shall be a Participant. An Election Agreement that is timely delivered shall be effective for the succeeding Year, or in the case of an Election Agreement filed during the first year of participation, for the remainder of that year. Except as otherwise specified by an Eligible Associate in his or her Election Agreement, the Election Agreement shall continue to be effective from Year to Year until revoked or modified by written notice to the Director of Compensation and Benefits of the Company or until terminated automatically upon either the termination of the Plan or the Company becoming Insolvent. In order to be effective to revoke or modify an election to defer compensation payable in any particular Year, a revocation or modification must be delivered prior to the beginning of the Year of service for which such compensation is payable.

          3. Amount Deferred; Period of Deferral. A Participant shall designate on the Election Agreement the percentage or the dollar amount of his or her Base Salary or Incentive Compensation that is to be deferred. A Participant may specify in the Election Agreement that different percentages or dollar amounts shall apply to different compensation plans or different forms of payment, i.e., cash or Common Shares. The applicable percentage(s) or dollar amount(s) of Base Salary or Incentive Compensation shall be deferred until (i) the date the Participant ceases to be an associate by death, retirement or otherwise or (ii) the date otherwise specified by the Participant in the Election Agreement, including a date determined by reference to the date the Participant ceases to be an associate by death, retirement or otherwise.

                                      6.

          4.     Accounts.

          (i) Cash compensation that a Participant elects to defer shall be treated as if it were set aside in an Account on the date the Base Salary or Incentive Compensation would otherwise have been paid to the Participant. Such Account will be credited with interest computed quarterly (based on calendar quarters) on the lowest balance in the Account during each quarter at such rate and in such manner as determined from time to time by the Committee. Unless otherwise determined by the Committee, interest to be credited hereunder shall be credited at the prime rate in effect according to the Wall Street Journal on the last day of each calendar quarter plus one percent. Interest for a calendar quarter shall be credited to the Account as of the first day of the following quarter.

          (ii) Incentive Compensation payable in the form of Common shares that a Participant elects to defer shall be reflected in a separate Account, which shall be credited with the number of Common Shares that would otherwise have been issued or transferred and delivered to the Participant. Such Account, following any applicable vesting period, shall be credited from time to time with amounts equal to dividends or other distributions paid on the number of Common Shares reflected in such Account, and such Account shall be credited with interest on cash amounts credited to such Account from time to time in the manner provided in Subsection (i) above.

          5. Payment of Accounts. The amounts in Participants' Accounts shall be paid as provided in this Section 5.

                                      7.

          (i) The amount of a Participant's Account attributable to deferral of cash Incentive Compensation shall be paid to the Participant in a lump sum or in a number of approximately equal quarterly installments, not to exceed 40, as designated by the Participant in the Election Agreement. The amount of such Account remaining unpaid shall continue to bear interest, as provided in
Section 4 of this Article. The lump sum payment or the first quarterly installment, as the case may be, shall be made as soon as practicable following the end of the period of deferral as specified in Section 3 of this Article.

          (ii) The number of Common Shares in a Participant's Account attributable to deferral of Incentive Compensation payable in the form of Common Shares shall be issued or transferred to the Participant in one installment or in a number of approximately equal quarterly installments, not to exceed 40, as designated by the Participant in the Election Agreement. The one installment or first quarterly installment, as the case may be, shall be made as soon as practicable following the end of the period of deferral as specified in Section 3 of this Article. All amounts credited to such Account in respect of dividends, distributions and interest thereon as provided in Subsection (ii) of Section 5 of this Article shall likewise be paid to the Participant at the same time the shares causing the dividend, distribution or interest are transferred to the Participant.

          6. Death of a Participant. In the event of the death of a Participant, the amount of the Participant's Account or Accounts shall be paid to the Beneficiary or Beneficiaries designated in a writing substantially in the form attached hereto as Exhibit B (the "Beneficiary Designation"), in

                                      8.

accordance with the Participant's Election Agreement and Section 5 of this Article. A Participant's Beneficiary Designation may be changed at any time prior to his or her death by the execution and delivery of a new Beneficiary Designation. The Beneficiary Designation on file with the Company that bears the latest date at the time of the Participant's death shall govern. In the absence of a Beneficiary Designation or the failure of any Beneficiary to survive the Participant, the amount of the Participant's Account or Accounts shall be paid to the Participant's estate in a lump sum 90 days after the appointment of an executor or administrator. In the event of the death of the Beneficiary or Beneficiaries after the death of a Participant, the remaining amount of the Account or Accounts shall be paid in a lump sum to the estate of the last Beneficiary to receive payments 90 days after the appointment of an executor or administrator.

          7. Small Payments. Notwithstanding the foregoing, if installment payments elected by a Participant would result in a payment with a value of less than $500, or if the total account is less than $5,000, the entire amount of the Participant's Account or Accounts may at the discretion of the Company be paid in a lump sum in accordance with Section 6 of this Article.

          8. Acceleration. Notwithstanding the provisions of the fore-going: (i) if a Change in Control occurs, the amount of each Participant's Account or Accounts shall immediately be paid to the Participant in full;
(ii) in the event of an unforeseeable emergency, as defined in section 1.457-2(h) (4) and (5) of the Income Tax Regulations, that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the individual if acceleration were not permitted, the Committee may in its sole discretion accelerate the payment

                                      9.

to the Participant or Beneficiary of the amount of his or her Account or Accounts, but only up to the amount necessary to meet the emergency.

          9. Adjustments. The Committee may make or provide for such adjustments in the numbers of Common Shares credited to Participants' Accounts, and in the kind of shares so credited, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or
(ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all Common Shares deliverable under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.

          10. Fractional Shares. The Company shall not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

                                     10.

                                ARTICLE III

                               ADMINISTRATION

          The Company, through the Committee, shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to (i) determine all questions relating to eligibility for participation in the Plan and the amount in the Account or Accounts of any Participant and all questions pertaining to claims for benefits and procedures for claim review, (ii) resolve all other questions arising under the Plan, including any questions or construction, and (iii) take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Committee hereunder shall be final and binding upon all interested parties.


                                ARTICLE IV

                         AMENDMENT AND TERMINATION

          The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action shall adversely affect any Participant or Beneficiary who has an Account, or result in the acceleration of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary.

                                     11.

                                 ARTICLE V

                               MISCELLANEOUS

          1. Non-alienation of Deferred Compensation. Except as permitted by this Plan, no right or interest under this Plan of any Participant or Beneficiary shall, without the written consent of the Company, be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary.

          2. Participant by Associates of Subsidiaries. An Eligible Associate who is employed by a Subsidiary and elects to participate in the Plan shall participate on the same basis as an associate of the Company. The Account or Accounts of a Participant employed by a Subsidiary shall be paid in accordance with the Plan solely by such Subsidiary to the extent attributable to Base Salary or Incentive Compensation that would have been paid by such Subsidiary in the absence of deferral pursuant to the Plan.

          3. Interest of Associate. The obligation of the Company under the Plan to make payment of amounts reflected in an Account merely constitutes the unsecured promise of the Company to make payments from its general assets or in the form of its Common Shares, as the case may be, as provided herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company. Further, no Participant or Beneficiary shall have any claim whatsoever against any Subsidiary for amounts reflected in an Account. Nothing in this Plan shall be construed as guaranteeing future employment to Eligible Associates and nothing in this Plan shall be considered in any manner a contract of employment. It is the

                                     12.

intention of the Company that the Plan be unfunded for tax purposes of Title I of ERISA. The Company may create a trust to hold funds, Common Shares or other securities to be used in payment of its obligations under the Plan, and may fund such trust; provided, however, that any funds contained therein shall remain liable for the claims of the Company's general creditors.

          4. Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any other person, firm or corporation any legal or equitable right as against the Company or any Subsidiary or the officers, employees or directors of the Company or any Subsidiary, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

          5. Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

          6. Governing Law. Except to the extent preempted by federal law, the provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

          7. Relationship to Other Plans. This Plan is intended to serve the purposes of and to be consistent with the Long-Term Incentive Plans and any similar plan approved by the Committee for purposes of this Plan. The issuance or transfer of Common Shares pursuant to this Plan shall be subject in all respects to the terms and conditions of the Long-Term Incentive Plans and any other such plan. Without limiting the generality of the foregoing,

                                     13.

Common Shares credited to the Accounts of Participants pursuant to this Plan as Incentive Compensation shall be taken into account for purposes of Section 3 of the Long-Term Incentive Plans (Shares Available Under the Plans) and for purposes of the corresponding provisions of any other such plan.


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                                     14.
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                                                                   EXHIBIT A
                                                                   Page 1 of 4


                        1996 DEFERRED COMPENSATION PLAN

                               THE TIMKEN COMPANY

                               ELECTION AGREEMENT

          I, ____________________________, hereby elect [   ] to participate
in the 1996 Deferred Compensation Plan for The Timken Company (the "Plan") with respect to the compensation that I may receive beginning January 1, 1996. (Complete Sections I, II and III.)

          [ ] Waive participation in the 1996 Deferred Compensation Plan for The Timken Company (the "Plan") with respect to the compensation that I may receive beginning January 1, 1996. (Complete Section III.)

          I hereby elect to defer payment of the compensation which I otherwise would be entitled to receive as follows:

I.        DEFERRAL OF BONUS

          1. Percentage or dollar amount of bonus, if any, payable under the Management Performance Plan (a) in 1996 only [ ] or (b) in 1996 and in later years [ ] (check one):

                 25% [  ]   50% [  ]   100% [  ]   ___% [  ]   $ _______ [  ]

          2. Please make payment of the above specified cash compensation together with all accrued interest reflected in my Account as follows:

                 a.  Pay in lump sum [  ]
                 b.  Pay in ___ approximately equal quarterly installments [  ]

          3. Please defer payment or make payment of first installment as follows:

                 a.  Defer until the date I cease to be an associate [  ]
                 b. Defer until _______ [ ] (specify date or number of years following termination of employment)

                                     15.

                                                                   EXHIBIT A
                                                                   Page 2 of 4



II.       DEFERRAL OF BASE SALARY

          1. Percentage or dollar amount of Base Salary (a) for 1996 only [ ] or (b) for 1996 and for later years [ ] (check one):

                 25% [  ]    50% [  ]    ___% [   ]   $ _______ [   ]

          2. Please make payment of the above specified cash compensation together with all accrued interest reflected in my Account as follows:

                 a.  Pay in lump sum [  ]
                 b.  Pay in ___ approximately equal quarterly installments [  ]

          3. Please defer payment or make payment of first installment as follows:

                 a.  Defer until the date I cease to be an associate [  ]
                 b. Defer until _______ [ ] (specify date or number of years following termination of employment)


III.      DEFERRAL OF SAVINGS AND INVESTMENT PENSION PLAN (SIP)

          1. Percentage or dollar amount, if any, payable under the Post-Tax Savings and Investment Pension (SIP) Plan Employee
                 Contributions and Match (a) in 1996 only [   ] or (b) in 1996
                 and in later years [   ] (check one):

                 25% [  ]   50% [  ]   100% [  ]   ___% [  ]   $ _______ [  ]

          2. Please make payment of the above specified cash compensation together with all accrued interest reflected in my Account as follows:

                 a.  Pay in lump sum [  ]
                 b.  Pay in ___ approximately equal quarterly installments [  ]

          3. Please defer payment or make payment of first installment as follows:

                 a.  Defer until the date I cease to be an associate [   ]
                 b.  Defer until _______ [   ] (specify date or number of years
                     following termination of employment)


                                     16.

                                                                   EXHIBIT A
                                                                   Page 3 of 4



IV.       DEFERRAL OF COMMON SHARES

          1. Percentage or dollar amount value of Common Shares, if any, payable as a result of the vesting of Deferred Dividend Shares
                 (a) in 1996 only [ ] or (b) in 1996 and in later years [ ] (check one):

                 25% [  ]   50% [  ]   100% [  ]   ___% [  ]   $ _______ [  ]

          2. Please make payment of the above specified cash compensation together with all accrued interest reflected in my Account as follows:

                 a.  Pay in lump sum [  ]
                 b.  Pay in ___ approximately equal quarterly installments [  ]

          3. Please defer payment or make payment of first installment as follows:

                 a.  Defer until the date I cease to be an associate [  ]
                 b. Defer until _______ [ ] (specify date or number of years following termination of employment)

                                     17.

                                                                   EXHIBIT A
                                                                   Page 4 of 4



V.        SIGNATURE/AUTHORIZATION

                 I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions contained in the Plan. Capitalized terms used, but not otherwise defined, in this Election Agreement shall have the respective meanings assigned to them in the Plan.

                 I understand that (i) this Election Agreement shall continue to be effective from Year to Year except as specified above and except as otherwise provided in the Plan and (ii) in order to be effective to revoke or modify this Election Agreement with respect to compensation otherwise payable in a particular Year, a revocation or modification must be delivered to the Director of Compensation and Benefits of the Company ____ prior to the beginning of the first Year of service for which such compensation is payable.

                 I acknowledge that I have been advised to consult with my own financial, tax, estate planning and legal advisors before making this election to defer in order to determine the tax effects and other implications of my participation in the Plan.



          Dated this ______ day of _____, 1995.


          ________________________________  ______________________________
                    (Signature)                  (Print or type name)




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